Exhibit 3.3

ARTICLES OF ORGANIZATION

OF

FLORIDA EAST COAST RAILWAY, L.L.C.

These Articles of Organization are submitted for the purpose of forming a limited liability company pursuant to the Florida Limited Liability Company Act, Chapter 608, Florida Statutes, as the same may from time to time be amended (the “Act”).

ARTICLE I

NAME

The name of the limited liability company (the “Company”) is:

FLORIDA EAST COAST RAILWAY, L.L.C.

ARTICLE II

ADDRESS

The initial mailing and street address of the Company is One Malaga Street, St. Augustine, Florida 32084.

ARTICLE III

REGISTERED AGENT

The name and street address of the initial registered agent of the Company are:

Heidi J. Eddins

One Malaga Street

St. Augustine, Florida, 32084

ARTICLE IV

MANAGEMENT

The Company is to be a manager-managed Company.

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ARTICLE V

TERM

The existence of the Company shall commence upon filing of these Articles of Organization with the Florida Department of State and its duration shall be perpetual unless and until dissolved as required by the Act or as provided in the Operating Agreement (as that term is herein after defined).

ARTICLE VI

OPERATING AGREEMENT

The member shall have the power to adopt, alter, amend or repeal an operating agreement as contemplated by the Act (the “Operating Agreement”). The Operating Agreement adopted by the member may be amended, repealed, or altered or a new Operating Agreement may be adopted, from time to time by the member.

ARTICLE VII

LIMITED LIABILITY

No member, manager, officer, agent or employee of the Company shall be personally liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, officer, agent or employee of the Company.

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IN WITNESS WHEREOF, the undersigned, being a Member of the Company has executed these Articles of Organization this 7th day of September, 2000.

MEMBER
FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Heidi J. Eddins
Name:	Heidi J. Eddins
Title:	Executive Vice President

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CERTIFICATE OF DESIGNATION OF

REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 608.415 or 608.507, FLORIDA STATUTES, THE UNDERSIGNED LIMITED LIABILITY COMPANY SUBMITS THE FOLLOWING STATEMENT TO DESIGNATE A REGISTERED OFFICE AND REGISTERED AGENT IN THE STATE OF FLORIDA.

1.	The name of the limited liability company is:

FLORIDA EAST COAST RAILWAY, L.L.C.

2.	The name and the Florida street address of the registered agent are:

Heidi J. Eddins

One Malaga Street

St. Augustine, Florida 32084

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Signature of Registered Agent:

/s/ Heidi J. Eddins
Heidi J. Eddins

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ARTICLES OF MERGER

Merger Sheet

MERGING:

FLORIDA EAST COAST RAILWAY COMPANY, a Florida corporation, (001203)

INTO

FLORIDA EAST COAST RAILWAY, LLC., a Florida entity, L00000010825

File date: September 15, 2000, effective October 2, 2000

Corporate Specialist: Buck Kohr

Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

ARTICLES OF MERGER

of

FLORIDA EAST COAST RAILWAY COMPANY

into

FLORIDA EAST COAST RAILWAY, L.L.C.

These Articles of Merger are submitted in accordance with Florida Statutes §608.4382 and §607.1109.

1.	The surviving company is Florida East Coast Railway, L.L.C., a Florida limited liability company.

2.	The merging corporation is Florida East Coast Railway Company, a Florida corporation.

3.	The plan of merger is attached hereto as Exhibit A and by this reference is made a part hereof.

4.	The plan of merger was adopted by the sole Member of the surviving company on September 15, 2000.

5.	The plan of merger was adopted by the sole Shareholder of the merging corporation on September 15, 2000.

6.	The merger shall become effective on October 2, 2000, or, if later, the date these Articles of Merger are filed with the Florida Department of State.

IN WITNESS WHEREOF, the undersigned sign these Articles of Merger as of this 15th day of September, 2000.

FLORIDA EAST COAST RAILWAY COMPANY, a Florida corporation

By:	/s/ Robert W. Anestis
Name:	Robert W. Anestis
Its:	Chairman, Chief Executive Officer

FLORIDA EAST COAST RAILWAY L.L.C., a Florida limited liability company

By:	/s/ Heidi J. Eddins
Name:	Heidi J. Eddins
Its:	Secretary

Draft Date: August 30, 2000

EXHIBIT A

PLAN OF MERGER

This Plan of Merger dated as of this 15th day of September, 2000, constitutes the plan for the merger of FLORIDA EAST COAST RAILWAY COMPANY, a Florida corporation, into FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company. FLORIDA EAST COAST RAILWAY, L.L.C. is to be the surviving entity.

BACKGROUND

A. Florida East Coast Railway Company is a Florida corporation and is owned in its entirety by Florida East Coast Industries, Inc., a Florida corporation.

B. Florida East Coast Railway, L.L.C. is a Florida limited liability company owned in its entirety by, and having as its sole member, Florida East Coast Industries, Inc.

C. For good and valid business reasons and purposes, Florida East Coast Industries, Inc., Florida East Coast Railway Company and Florida East Coast Railway, L.L.C. are desirous of causing Florida East Coast Railway Company to be merged into and with Florida East Coast Railway, L.L.C., with Florida East Coast Railway, L.L.C. being the surviving entity and remaining owned in its entirety by Florida East Coast Industries, Inc.

MERGER PROVISIONS

1. In accordance with the provisions of this Plan of Merger and the Florida Statutes §607.1101 and §608.438, at the Effective Time (as defined below), FLORIDA EAST COAST RAILWAY COMPANY shall be merged into FLORIDA EAST COAST RAILWAY, L.L.C. (the “Merger”), and the separate corporate existence of FLORIDA EAST COAST RAILWAY COMPANY shall cease and FLORIDA EAST COAST RAILWAY, L.L.C. (the “Surviving Company”) shall continue its existence as a Florida limited liability company pursuant to the laws of Florida (FLORIDA EAST COAST RAILWAY COMPANY and FLORIDA EAST COAST RAILWAY, L.L.C. are herein collectively referred to as the “Constituent Entities”).

2. The Merger shall become effective as of October 2, 2000, or, if later, the date upon which Articles of Merger are filed with the Secretary of State of Florida (the “Effective Time”).

3. The Surviving Company shall possess and retain every interest in all assets and property of every description of each of the Constituent Entities. The rights, privileges and immunities, powers, franchises and authority of a public as well as of a private nature of each of the Constituent Entities shall be vested in the Surviving Company without further act or deed. The title to and any interest in all real and personal property vested in any of the Constituent Entities shall not revert or in any way be impaired by reason of the Merger.

4. All obligations belonging to or due to each of the Constituent Entities shall be vested in the Surviving Company without further act or deed, and the Surviving Company shall be liable for all obligations of each of the Constituent Entities existing as of the Effective Time.

5. The Articles of Organization of FLORIDA EAST COAST RAILWAY, L.L.C. in effect immediately prior to the Effective Time shall continue without change and be the Articles of Organization of the Surviving Company.

6. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or otherwise, the issued and outstanding shares of common stock of FLORIDA EAST COAST RAILWAY COMPANY shall be cancelled and FLORIDA EAST COAST INDUSTRIES, INC. shall remain the sole owner and member of FLORIDA EAST COAST RAILWAY, L.L.C.

7. This Plan of Merger may be abandoned at any time prior to filing the Articles of Merger. The procedure for abandoning the Plan of Merger shall be the adoption of a resolution to abandon the merger by:

(a)	the Board of Directors of Florida East Coast Industries, Inc. followed by written notice of such action to the Constituent Entities;

(b)	the Board of Directors of Florida East Coast Railway Company followed by written notice of such action to Florida East Coast Industries, Inc. and Florida East Coast Railway, L.L.C.; or

(c)	the Managers of Florida East Coast Railway, L.L.C. followed by written notice of such action to Florida East Coast Industries, Inc. and Florida East Coast Railway Company.

CERTIFICATION

FLORIDA EAST COAST RAILWAY, L.L.C. hereby certifies that the foregoing Plan of Merger was approved by the sole member of FLORIDA EAST COAST RAILWAY, L.L.C. on the 15th day of September, 2000.

FLORIDA EAST COAST RAILWAY L.L.C.

By:	/s/ Heidi J. Eddins
Name:	Heidi J. Eddins
Its:	Secretary

CERTIFICATION

FLORIDA EAST COAST RAILWAY COMPANY hereby certifies that the foregoing Plan of Merger was approved by the Board of Directors of FLORIDA EAST COAST RAILWAY COMPANY on the 15th day of September, 2000.

FLORIDA EAST COAST RAILWAY COMPANY

By:	/s/ Robert W. Anestis
Name:	Robert W. Anestis
Its:	Chairman, Chief Executive Officer

CERTIFICATION

FLORIDA EAST COAST INDUSTRIES, INC. hereby certifies that the foregoing Plan of Merger was approved by the Board of Directors of FLORIDA EAST COAST INDUSTRIES, INC., on the 15th day of September, 2000.

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Heidi J. Eddins
Name:	Heidi J. Eddins
Its:	Executive Vice President